UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 28, 2017


                               CEL-SCI CORPORATION
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                         001-11889                 84-0916344
--------------------               ------------------        -----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                     --------------------------------------
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)

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

Item 3.03.  Material Modification to Rights of Security Holders.

     On November 28, 2017 the Company extended the expiration date of its Series DD and Series EE warrants to March 1, 2018. The Series DD and Series EE warrants were issued as part of a financing on December 8, 2016. As a result of the reverse stock split approved by the Company's shareholders and adopted by the Company's directors,

     o the holders of the Series DD warrants are entitled to purchase 1,360,960 shares of the Company's common stock at an exercise price of $4.50 per share, and

     o the holders of the Series EE warrants are entitled to purchase 1,360,960 shares of the Company's common stock at an exercise price of $4.50 per share



















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 1, 2017            CEL-SCI CORPORATION



                                    By: /s/ Patricia Prichep
                                        --------------------------------
                                        Patricia Prichep
                                        Senior Vice President of Operations